EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to incorporation by reference in the Registration Statements of Xechem International, Inc. and its subsidiaries on Forms S-8 Numbers (33-87034) and (33-93300) as filed with the Securities and Exchange Commission on July 16, 1996, of our report dated February 18, 2000, on our audits of the consolidated financial statements of Xechem International, Inc. and its subsidiaries as of December 31, 1999, and for the year then ended, which report is included in this Annual Report on Form 10-KSB.

                                    Wiss & Company, LLP
                                    Certified Public Accountants.

Livingston, New Jersey
February 18, 2000